                                                Exhibit 99.1
First Financial Bancorp Announces First Quarter 2023 Financial Results

•Earnings per diluted share of $0.74; $0.76 on an adjusted(1) basis, 65% increase YoY
•Return on average assets of 1.69%; 1.72% on an adjusted(1) basis
•Record quarterly revenue of $214.9 million
•Net interest margin on FTE basis(1) of 4.55%; 8 bp increase from linked quarter
•Loan growth of $134.4 million; 5.3% on an annualized basis
•Record adjusted(1) fee income driven by foreign exchange, leasing, and wealth management
•Stable credit quality with de minimis net charge-offs
•Regulatory capital ratios increased and remain in excess of targets

Cincinnati, Ohio - April 20, 2023. First Financial Bancorp. (Nasdaq: FFBC) (“First Financial” or the “Company”) announced financial results for the three months ended March 31, 2023.

For the three months ended March 31, 2023, the Company reported net income of $70.4 million, or $0.74 per diluted common share. These results compare to net income of $69.1 million, or $0.73 per diluted common share, for the fourth quarter of 2022.

Return on average assets for the first quarter of 2023 was 1.69% while return on average tangible common equity was 29.02%(1). These compare to return on average assets of 1.63% and return on average tangible common equity of 29.93%(1) in the fourth quarter of 2022.

First quarter 2023 highlights include:

•Net interest margin of 4.51%, or 4.55% on a fully tax-equivalent basis(1)
◦8 bp increase to 4.55% from 4.47% in the fourth quarter due to higher asset yields
◦Higher loan balances and 62 bp increase in loan yields offset 49 bp increase in cost of deposits
◦Average deposit balances increased $179.8 million with growth in brokered and retail CDs offsetting declines in public funds and business balances

•Noninterest income of $55.5 million, or $55.4 million as adjusted(1)
◦Record leasing business income of $13.7 million; 22.8% increase from fourth quarter
◦Foreign exchange income of $16.9 million reflected continued strong demand
◦Record trust and wealth management fees of $6.3 million; 12.1% increase from fourth quarter
◦Adjusted(1) for $0.1 million gain on investment securities
•Noninterest expenses of $116.7 million, or $114.6 million as adjusted(1)
◦Adjustments(1) include $0.5 million of contract termination costs as well as $1.6 million of other costs not expected to recur such as acquisition, severance and branch consolidation costs
◦$7.7 million decline from fourth quarter driven by lower professional services, tax credit investment write-downs, charitable contributions, and incentive costs
◦Efficiency ratio of 54.3%; 53.3% as adjusted(1)

________________________________________________________________________________________
(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

(2) The consolidated balance sheets at December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022 include assets acquired and liabilities assumed in the Summit Financial transaction. The fair value measurements of assets acquired and liabilities assumed are subject to refinement for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. These fair value measurements were considered final as of December 31, 2022.

•Moderate loan growth during the quarter
◦Loan balances increased $134.4 million compared to the fourth quarter
◦Growth of 5.3% on an annualized basis
◦Residential mortgage, C&I, and equipment leases drove quarterly growth

•Total Allowance for Credit Losses of $161.8 million; Total quarterly provision expense of $10.5 million
◦Loans and leases - ACL of $141.6 million; increased 7 bps to 1.36% of total loans
◦Unfunded Commitments - ACL of $20.2 million
◦Provision expense driven by loan growth, slower prepayment speeds and economic forecasts
◦De minimis net charge-offs during the quarter

•Capital ratios remain solid
◦Total capital ratio of 13.66%
◦Tier 1 common equity increased 17 bps to 11.00%
◦Tangible common equity increased 52 bps to 6.47%(1); 8.54%(1) excluding impact from AOCI
◦Tangible book value per share of $10.76(1)

Mr. Brown, President and CEO, commented on the quarter, “The first quarter was a really strong quarter for First Financial and I am very pleased with our operating performance. The Company achieved record revenue of $215 million. Net income and total revenue increased 70% and 46%, respectively, from the same quarter last year, with both increasing slightly compared to the linked quarter. Our quarterly results were driven by strong net interest income, moderate loan growth, an 8 bp increase in our net interest margin, record leasing business income, another great quarter from Bannockburn and strong performance from our Yellow Cardinal Wealth Division.”

Mr. Brown continued, “We continue to manage the significant increase in short term rates effectively, and during the first quarter, the increase in our asset yields exceeded the increase in total funding costs by 4 bps. Average deposit balances increased slightly from the linked quarter as increases in brokered and retail CDs offset outflows in public funds and business deposits, which were primarily seasonal. The majority of these outflows occurred in the first two months of the quarter. The deposit beta from the first quarter of 2022 through the first quarter of 2023 was 21%. From a liquidity standpoint, our loan to deposit ratio was 82%, and we also maintain flexibility through our investment portfolio, 98% of which was classified as available-for-sale as of March 31."

Mr. Brown discussed asset quality, “Credit quality remained stable in the first quarter. Net charge-offs were de minimis and nonperforming assets declined slightly as a percentage of total assets from the linked quarter. Additionally, the ACL increased $8.6 million during the quarter, driven by loan growth, slower prepayments and changes in economic forecasts. As a result, the ACL was 1.36% as a percentage of total loan balances, which was a 7 basis point increase from the coverage ratio at year-end.”

Mr. Brown concluded, “We are very pleased with the strengthening of our capital ratios this quarter. Our strong profitability and recent decline in market rates led to a 52-basis point increase in our tangible common equity ratio. In addition, tangible book value per share increased 8% to $10.76. The quarter had its challenges for the industry and there is near-term uncertainty regarding the economy. We are extremely pleased with our results and how we have managed the challenges to date. We believe we remain well positioned to manage future uncertainty due to our profitability, net interest margin, ample liquidity, and strong levels of capital.”

Full detail of the Company’s first quarter 2023 performance is provided in the accompanying financial statements and slide presentation.

Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, April 21, 2023 at 8:30 a.m. Eastern Time. Members of the public who would like to listen to the conference call should dial (833) 470-1428 (U.S. toll free) or (404) 975-4839 (U.S. local), access code 842558. The number should be dialed five to ten minutes prior to the start of the conference call. A replay of the conference call will be available beginning one hour after the completion of the live call at (866) 813-9403 (U.S. toll free), (929) 458-6194 (U.S. local) and +44 204 525-0658 (all other locations), access code 342184. The recording will be available until May 25, 2023. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. The webcast will be archived on the Investor Relations section of the Company’s website for 12 months.

Press Release and Additional Information on Website
This press release as well as supplemental information are available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com.

Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and Non-GAAP financial measures where management believes it to be helpful in understanding the Company’s results of operations or financial position. Where Non-GAAP financial measures are used, the comparable GAAP financial measures, as well as a reconciliation to the comparable GAAP financial measure, can be found in the section titled “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

Forward-Looking Statements

Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.  Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements.

As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements.  Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements.  Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation:

•economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business;
•future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses
•the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry;
•Management’s ability to effectively execute its business plans;
•mergers and acquisitions, including costs or difficulties related to the integration of acquired companies;
•the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period;
•the effect of changes in accounting policies and practices;
•changes in consumer spending, borrowing and saving and changes in unemployment;
•changes in customers’ performance and creditworthiness;
•the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•current and future economic and market conditions, including the effects of changes in housing prices, fluctuations in unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth;
•the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products;
•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale;
•the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and
•our ability to develop and execute effective business plans and strategies.

Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2022, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov.

All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing.  Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

About First Financial Bancorp.
First Financial Bancorp. is a Cincinnati, Ohio based bank holding company. As of March 31, 2023, the Company had $16.9 billion in assets, $10.4 billion in loans, $12.7 billion in deposits and $2.1 billion in shareholders’ equity. The Company’s subsidiary, First Financial Bank, founded in 1863, provides banking and financial services products through its six lines of business: Commercial, Retail Banking, Investment Commercial Real Estate, Mortgage Banking, Commercial Finance and Wealth Management. These business units provide traditional banking services to business and retail clients. Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $3.3 billion in assets under management as of March 31, 2023. The Company operated 130 full service banking centers as of March 31, 2023, located in Ohio, Indiana, Kentucky and Illinois, while the Commercial Finance business lends into targeted industry verticals on a nationwide basis. Additional information about the Company, including its products, services and banking locations, is available at www.bankatfirst.com.

Contact Information
Investors/Analysts                    Media
Jamie Anderson                        Tim Condron
Chief Financial Officer                    Marketing Communications Manager
(513) 887-5400                        (513) 979-5796
InvestorRelations@bankatfirst.com            media@bankatfirst.com

Selected Financial Information
March 31, 2023
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2023	2022	2022	2022	2022
RESULTS OF OPERATIONS
Net income	$70,403	$69,086	$55,705	$51,520	$41,301
Net earnings per share - basic	$0.75	$0.74	$0.60	$0.55	$0.44
Net earnings per share - diluted	$0.74	$0.73	$0.59	$0.55	$0.44
Dividends declared per share	$0.23	$0.23	$0.23	$0.23	$0.23

KEY FINANCIAL RATIOS
Return on average assets	1.69%	1.63%	1.35%	1.28%	1.03%
Return on average shareholders' equity	13.71%	13.64%	10.58%	9.84%	7.53%
Return on average tangible shareholders' equity (1)	29.02%	29.93%	22.29%	20.68%	14.93%

Net interest margin	4.51%	4.43%	3.93%	3.41%	3.11%
Net interest margin (fully tax equivalent) (1)(2)	4.55%	4.47%	3.98%	3.45%	3.16%

Ending shareholders' equity as a percent of ending assets	12.53%	12.01%	12.00%	12.74%	13.35%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets (1)	6.47%	5.95%	5.79%	6.40%	6.95%
Risk-weighted assets (1)	7.87%	7.32%	7.21%	8.09%	8.85%

Average shareholders' equity as a percent of average assets	12.29%	11.98%	12.75%	12.97%	13.75%
Average tangible shareholders' equity as a percent of
average tangible assets (1)	6.21%	5.84%	6.49%	6.62%	7.44%

Book value per share	$22.29	$21.51	$21.03	$21.90	$22.63
Tangible book value per share (1)	$10.76	$9.97	$9.48	$10.27	$10.97

Common equity tier 1 ratio (3)	11.00%	10.83%	10.82%	10.91%	10.87%
Tier 1 ratio (3)	11.34%	11.17%	11.17%	11.28%	11.24%
Total capital ratio (3)	13.66%	13.64%	13.73%	13.94%	13.97%
Leverage ratio (3)	9.03%	8.89%	8.88%	8.76%	8.64%

AVERAGE BALANCE SHEET ITEMS
Loans (4)	$10,373,302	$10,059,119	$9,597,197	$9,367,820	$9,266,774
Investment securities	3,635,317	3,705,304	4,003,472	4,118,287	4,308,059
Interest-bearing deposits with other banks	318,026	372,054	317,146	294,136	273,763
Total earning assets	$14,326,645	$14,136,477	$13,917,815	$13,780,243	$13,848,596
Total assets	$16,942,999	$16,767,598	$16,385,989	$16,185,978	$16,184,919
Noninterest-bearing deposits	$3,954,915	$4,225,192	$4,176,242	$4,224,842	$4,160,175
Interest-bearing deposits	8,857,226	8,407,114	8,194,781	8,312,876	8,623,800
Total deposits	$12,812,141	$12,632,306	$12,371,023	$12,537,718	$12,783,975
Borrowings	$1,434,338	$1,489,088	$1,406,718	$1,079,596	$721,695
Shareholders' equity	$2,082,210	$2,009,564	$2,089,179	$2,099,670	$2,225,495

CREDIT QUALITY RATIOS
Allowance to ending loans	1.36%	1.29%	1.27%	1.25%	1.34%
Allowance to nonaccrual loans	409.46%	464.58%	341.61%	302.87%	273.09%
Allowance to nonperforming loans	409.46%	335.94%	262.09%	235.08%	231.98%
Nonperforming loans to total loans	0.33%	0.38%	0.48%	0.53%	0.58%
Nonaccrual loans to total loans	0.33%	0.28%	0.37%	0.41%	0.49%
Nonperforming assets to ending loans, plus OREO	0.33%	0.39%	0.48%	0.53%	0.58%
Nonperforming assets to total assets	0.21%	0.23%	0.28%	0.31%	0.33%
Classified assets to total assets	0.94%	0.75%	0.69%	0.74%	0.67%
Net charge-offs to average loans (annualized)	0.00%	(0.01)%	0.07%	0.08%	0.10%
(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.
(2) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(3) March 31, 2023 regulatory capital ratios are preliminary.
(4) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2023	2022
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans and leases, including fees	$169,706	$152,299	$122,170	$97,091	$87,182	$458,742
Investment securities
Taxable	31,867	30,248	26,331	23,639	22,096	102,314
Tax-exempt	3,464	4,105	5,014	4,916	4,431	18,466
Total investment securities interest	35,331	34,353	31,345	28,555	26,527	120,780
Other earning assets	3,544	3,262	1,597	505	120	5,484
Total interest income	208,581	189,914	155,112	126,151	113,829	585,006

Interest expense
Deposits	31,456	16,168	6,386	2,963	2,623	28,140
Short-term borrowings	12,950	11,091	6,158	1,566	317	19,132
Long-term borrowings	4,857	4,759	4,676	4,612	4,544	18,591
Total interest expense	49,263	32,018	17,220	9,141	7,484	65,863
Net interest income	159,318	157,896	137,892	117,010	106,345	519,143
Provision for credit losses-loans and leases	8,644	8,689	7,898	(4,267)	(5,589)	6,731
Provision for credit losses-unfunded commitments	1,835	1,341	386	3,481	(226)	4,982
Net interest income after provision for credit losses	148,839	147,866	129,608	117,796	112,160	507,430

Noninterest income
Service charges on deposit accounts	6,514	6,406	6,279	7,648	7,729	28,062
Trust and wealth management fees	6,334	5,648	5,487	6,311	6,060	23,506
Bankcard income	3,592	3,736	3,484	3,823	3,337	14,380
Client derivative fees	1,005	1,822	1,447	1,369	803	5,441
Foreign exchange income	16,898	19,592	11,752	13,470	10,151	54,965
Leasing business income	13,664	11,124	7,127	7,247	6,076	31,574
Net gains from sales of loans	2,335	2,206	3,729	5,241	3,872	15,048
Net gain (loss) on sale of investment securities	(519)	(393)	(179)	0	3	(569)
Net gain (loss) on equity securities	640	1,315	(701)	(1,054)	(199)	(639)
Other	5,080	4,579	4,109	5,723	3,462	17,873
Total noninterest income	55,543	56,035	42,534	49,778	41,294	189,641

Noninterest expenses
Salaries and employee benefits	72,254	73,621	66,808	64,992	63,947	269,368
Net occupancy	5,685	5,434	5,669	5,359	5,746	22,208
Furniture and equipment	3,317	3,234	3,222	3,201	3,567	13,224
Data processing	9,020	8,567	8,497	8,334	8,264	33,662
Marketing	2,160	2,198	2,523	2,323	1,700	8,744
Communication	634	690	657	670	666	2,683
Professional services	1,946	3,015	2,346	2,214	2,159	9,734
State intangible tax	985	974	1,090	1,090	1,131	4,285
FDIC assessments	2,826	2,173	1,885	1,677	1,459	7,194
Intangible amortization	2,600	2,573	2,783	2,915	2,914	11,185
Leasing business expense	7,938	6,061	5,746	4,687	3,869	20,363
Other	7,328	15,902	23,842	5,572	7,383	52,699
Total noninterest expenses	116,693	124,442	125,068	103,034	102,805	455,349
Income before income taxes	87,689	79,459	47,074	64,540	50,649	241,722
Income tax expense (benefit)	17,286	10,373	(8,631)	13,020	9,348	24,110
Net income	$70,403	$69,086	$55,705	$51,520	$41,301	$217,612

ADDITIONAL DATA
Net earnings per share - basic	$0.75	$0.74	$0.60	$0.55	$0.44	$2.33
Net earnings per share - diluted	$0.74	$0.73	$0.59	$0.55	$0.44	$2.30
Dividends declared per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92

Return on average assets	1.69%	1.63%	1.35%	1.28%	1.03%	1.33%
Return on average shareholders' equity	13.71%	13.64%	10.58%	9.84%	7.53%	10.34%

Interest income	$208,581	$189,914	$155,112	$126,151	$113,829	$585,006
Tax equivalent adjustment	1,424	1,553	1,712	1,625	1,467	6,357
Interest income - tax equivalent	210,005	191,467	156,824	127,776	115,296	591,363
Interest expense	49,263	32,018	17,220	9,141	7,484	65,863
Net interest income - tax equivalent	$160,742	$159,449	$139,604	$118,635	$107,812	$525,500

Net interest margin	4.51%	4.43%	3.93%	3.41%	3.11%	3.73%
Net interest margin (fully tax equivalent) (1)	4.55%	4.47%	3.98%	3.45%	3.16%	3.77%

Full-time equivalent employees	2,066	2,070	2,072	2,096	2,050

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,	% Change	% Change
	2023	2022	2022	2022	2022	Linked Qtr.	Comp Qtr.
ASSETS
Cash and due from banks	$199,835	$207,501	$195,553	$217,481	$214,571	(3.7)%	(6.9)%
Interest-bearing deposits with other banks	305,465	388,182	338,978	270,042	243,004	(21.3)%	25.7%
Investment securities available-for-sale	3,384,949	3,409,648	3,531,353	3,843,580	3,957,882	(0.7)%	(14.5)%
Investment securities held-to-maturity	83,070	84,021	85,823	88,057	92,597	(1.1)%	(10.3)%
Other investments	143,606	143,160	138,767	132,151	114,563	0.3%	25.4%
Loans held for sale	9,280	7,918	10,684	22,044	12,670	17.2%	(26.8)%
Loans and leases
Commercial and industrial	3,449,289	3,410,272	3,139,219	2,927,175	2,800,209	1.1%	23.2%
Lease financing	273,898	236,124	176,072	146,639	125,867	16.0%	117.6%
Construction real estate	525,906	512,050	489,446	449,734	479,744	2.7%	9.6%
Commercial real estate	4,056,627	4,052,759	3,976,345	4,007,037	4,031,484	0.1%	0.6%
Residential real estate	1,145,069	1,092,265	1,024,596	965,387	913,838	4.8%	25.3%
Home equity	724,672	733,791	737,318	725,700	707,973	(1.2)%	2.4%
Installment	204,372	209,895	202,267	146,680	132,197	(2.6)%	54.6%
Credit card	53,552	51,815	52,173	52,065	50,305	3.4%	6.5%
Total loans	10,433,385	10,298,971	9,797,436	9,420,417	9,241,617	1.3%	12.9%
Less:
Allowance for credit losses	(141,591)	(132,977)	(124,096)	(117,885)	(124,130)	6.5%	14.1%
Net loans	10,291,794	10,165,994	9,673,340	9,302,532	9,117,487	1.2%	12.9%
Premises and equipment	188,959	189,080	189,067	191,099	190,975	(0.1)%	(1.1)%
Operating leases	153,986	91,738	84,851	82,659	61,927	67.9%	148.7%
Goodwill	1,005,738	1,001,507	998,422	999,959	999,959	0.4%	0.6%
Other intangibles	91,169	93,919	96,528	99,019	101,673	(2.9)%	(10.3)%
Accrued interest and other assets	1,076,033	1,220,648	1,280,427	995,091	901,842	(11.8)%	19.3%
Total Assets	$16,933,884	$17,003,316	$16,623,793	$16,243,714	$16,009,150	(0.4)%	5.8%

LIABILITIES
Deposits
Interest-bearing demand	$2,761,811	$3,037,153	$2,980,465	$3,096,365	$3,246,646	(9.1)%	(14.9)%
Savings	3,746,403	3,828,139	3,980,020	4,029,717	4,188,867	(2.1)%	(10.6)%
Time	2,336,368	1,700,705	1,242,412	1,026,918	1,121,966	37.4%	108.2%
Total interest-bearing deposits	8,844,582	8,565,997	8,202,897	8,153,000	8,557,479	3.3%	3.4%
Noninterest-bearing	3,830,102	4,135,180	4,137,038	4,124,111	4,261,429	(7.4)%	(10.1)%
Total deposits	12,674,684	12,701,177	12,339,935	12,277,111	12,818,908	(0.2)%	(1.1)%
Federal funds purchased and securities sold
under agreements to repurchase	0	0	3,535	0	0	0.0%	0.0%
FHLB short-term borrowings	1,089,400	1,130,000	972,600	896,000	185,000	(3.6)%	488.9%
Other	128,160	157,156	184,912	152,226	57,247	(18.5)%	123.9%
Total short-term borrowings	1,217,560	1,287,156	1,161,047	1,048,226	242,247	(5.4)%	402.6%
Long-term debt	342,647	346,672	355,116	358,578	379,840	(1.2)%	(9.8)%
Total borrowed funds	1,560,207	1,633,828	1,516,163	1,406,804	622,087	(4.5)%	150.8%
Accrued interest and other liabilities	577,497	626,938	773,563	491,129	430,710	(7.9)%	34.1%
Total Liabilities	14,812,388	14,961,943	14,629,661	14,175,044	13,871,705	(1.0)%	6.8%

SHAREHOLDERS' EQUITY
Common stock	1,629,428	1,634,605	1,631,696	1,637,237	1,634,903	(0.3)%	(0.3)%
Retained earnings	1,016,893	968,237	920,943	887,006	857,178	5.0%	18.6%
Accumulated other comprehensive income (loss)	(328,059)	(358,663)	(354,570)	(243,328)	(142,477)	(8.5)%	130.3%
Treasury stock, at cost	(196,766)	(202,806)	(203,937)	(212,245)	(212,159)	(3.0)%	(7.3)%
Total Shareholders' Equity	2,121,496	2,041,373	1,994,132	2,068,670	2,137,445	3.9%	(0.7)%
Total Liabilities and Shareholders' Equity	$16,933,884	$17,003,316	$16,623,793	$16,243,714	$16,009,150	(0.4)%	5.8%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2023	2022	2022	2022	2022
ASSETS
Cash and due from banks	$218,724	$218,216	$228,068	$248,463	$241,271
Interest-bearing deposits with other banks	318,026	372,054	317,146	294,136	273,763
Investment securities	3,635,317	3,705,304	4,003,472	4,118,287	4,308,059
Loans held for sale	5,531	8,639	12,283	15,446	15,589
Loans and leases
Commercial and industrial	3,456,681	3,249,252	3,040,547	2,884,373	2,736,613
Lease financing	252,219	203,790	158,667	134,334	115,703
Construction real estate	536,294	501,787	469,489	460,609	474,278
Commercial real estate	4,017,021	4,028,944	3,969,935	4,025,493	4,139,072
Residential real estate	1,115,889	1,066,859	998,476	936,165	903,567
Home equity	728,185	735,039	728,791	716,219	703,714
Installment	205,934	208,484	164,063	140,145	125,579
Credit card	55,548	56,325	54,946	55,036	52,659
Total loans	10,367,771	10,050,480	9,584,914	9,352,374	9,251,185
Less:
Allowance for credit losses	(136,419)	(127,541)	(119,000)	(123,950)	(129,601)
Net loans	10,231,352	9,922,939	9,465,914	9,228,424	9,121,584
Premises and equipment	190,346	189,342	190,738	191,895	192,832
Operating leases	107,092	88,365	83,970	73,862	61,297
Goodwill	1,005,713	998,575	999,690	999,958	1,000,238
Other intangibles	92,587	95,256	97,781	100,354	103,033
Accrued interest and other assets	1,138,311	1,168,908	986,927	915,153	867,253
Total Assets	$16,942,999	$16,767,598	$16,385,989	$16,185,978	$16,184,919

LIABILITIES
Deposits
Interest-bearing demand	$2,906,712	$3,103,091	$3,105,547	$3,180,846	$3,246,919
Savings	3,818,807	3,943,342	4,036,565	4,076,380	4,145,615
Time	2,131,707	1,360,681	1,052,669	1,055,650	1,231,266
Total interest-bearing deposits	8,857,226	8,407,114	8,194,781	8,312,876	8,623,800
Noninterest-bearing	3,954,915	4,225,192	4,176,242	4,224,842	4,160,175
Total deposits	12,812,141	12,632,306	12,371,023	12,537,718	12,783,975
Federal funds purchased and securities sold
under agreements to repurchase	26,380	16,167	32,637	24,229	45,358
FHLB short-term borrowings	925,144	944,320	892,786	586,846	257,800
Other	139,195	184,439	131,237	109,353	33,297
Total short-term borrowings	1,090,719	1,144,926	1,056,660	720,428	336,455
Long-term debt	343,619	344,162	350,058	359,168	385,240
Total borrowed funds	1,434,338	1,489,088	1,406,718	1,079,596	721,695
Accrued interest and other liabilities	614,310	636,640	519,069	468,994	453,754
Total Liabilities	14,860,789	14,758,034	14,296,810	14,086,308	13,959,424

SHAREHOLDERS' EQUITY
Common stock	1,633,396	1,632,941	1,631,078	1,635,990	1,638,321
Retained earnings	989,777	941,987	899,524	866,910	841,652
Accumulated other comprehensive loss	(339,450)	(361,284)	(236,566)	(190,949)	(38,448)
Treasury stock, at cost	(201,513)	(204,080)	(204,857)	(212,281)	(216,030)
Total Shareholders' Equity	2,082,210	2,009,564	2,089,179	2,099,670	2,225,495
Total Liabilities and Shareholders' Equity	$16,942,999	$16,767,598	$16,385,989	$16,185,978	$16,184,919

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	March 31, 2023			December 31, 2022			March 31, 2022
	Balance	Interest	Yield	Balance	Interest	Yield	Balance	Interest	Yield
Earning assets
Investments:
Investment securities	$3,635,317	$35,331	3.94%	$3,705,304	$34,353	3.68%	$4,308,059	$26,527	2.50%
Interest-bearing deposits with other banks	318,026	3,544	4.52%	372,054	3,262	3.48%	273,763	120	0.18%
Gross loans (1)	10,373,302	169,706	6.63%	10,059,119	152,299	6.01%	9,266,774	87,182	3.82%
Total earning assets	14,326,645	208,581	5.90%	14,136,477	189,914	5.33%	13,848,596	113,829	3.33%

Nonearning assets
Allowance for credit losses	(136,419)			(127,541)			(129,601)
Cash and due from banks	218,724			218,216			241,271
Accrued interest and other assets	2,534,049			2,540,446			2,224,653
Total assets	$16,942,999			$16,767,598			$16,184,919

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$2,906,712	$6,604	0.92%	$3,103,091	$5,195	0.66%	$3,246,919	$492	0.06%
Savings	3,818,807	7,628	0.81%	3,943,342	4,819	0.48%	4,145,615	850	0.08%
Time	2,131,707	17,224	3.28%	1,360,681	6,154	1.79%	1,231,266	1,281	0.42%
Total interest-bearing deposits	8,857,226	31,456	1.44%	8,407,114	16,168	0.76%	8,623,800	2,623	0.12%
Borrowed funds
Short-term borrowings	1,090,719	12,950	4.82%	1,144,926	11,091	3.84%	336,455	317	0.38%
Long-term debt	343,619	4,857	5.73%	344,162	4,759	5.49%	385,240	4,544	4.78%
Total borrowed funds	1,434,338	17,807	5.03%	1,489,088	15,850	4.22%	721,695	4,861	2.73%
Total interest-bearing liabilities	10,291,564	49,263	1.94%	9,896,202	32,018	1.28%	9,345,495	7,484	0.32%

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	3,954,915			4,225,192			4,160,175
Other liabilities	614,310			636,640			453,754
Shareholders' equity	2,082,210			2,009,564			2,225,495
Total liabilities & shareholders' equity	$16,942,999			$16,767,598			$16,184,919

Net interest income	$159,318			$157,896			$106,345
Net interest spread			3.96%			4.05%			3.01%
Net interest margin			4.51%			4.43%			3.11%

Tax equivalent adjustment			0.04%			0.04%			0.05%
Net interest margin (fully tax equivalent)			4.55%			4.47%			3.16%

(1) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investment securities	$2,458	$(1,480)	$978	$15,342	$(6,538)	$8,804
Interest-bearing deposits with other banks	976	(694)	282	2,931	493	3,424
Gross loans (2)	15,924	1,483	17,407	64,421	18,103	82,524
Total earning assets	19,358	(691)	18,667	82,694	12,058	94,752

Interest-bearing liabilities
Total interest-bearing deposits	$14,353	$935	$15,288	$28,004	$829	$28,833
Borrowed funds
Short-term borrowings	2,805	(946)	1,859	3,678	8,955	12,633
Long-term debt	214	(116)	98	901	(588)	313
Total borrowed funds	3,019	(1,062)	1,957	4,579	8,367	12,946
Total interest-bearing liabilities	17,372	(127)	17,245	32,583	9,196	41,779
Net interest income (1)	$1,986	$(564)	$1,422	$50,111	$2,862	$52,973

(1) Not tax equivalent.
(2) Loans held for sale and nonaccrual loans are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2023	2022	2022	2022	2022
ALLOWANCE FOR CREDIT LOSS ACTIVITY
Balance at beginning of period	$132,977	$124,096	$117,885	$124,130	$131,992
Provision for credit losses	8,644	8,689	7,898	(4,267)	(5,589)
Gross charge-offs
Commercial and industrial	730	334	1,947	773	2,845
Lease financing	13	0	13	8	131
Construction real estate	0	0	0	0	0
Commercial real estate	66	245	3	3,419	0
Residential real estate	0	79	119	4	22
Home equity	91	72	45	22	21
Installment	1,524	717	294	361	177
Credit card	217	212	237	212	246
Total gross charge-offs	2,641	1,659	2,658	4,799	3,442
Recoveries
Commercial and industrial	109	293	90	177	379
Lease financing	1	0	13	3	33
Construction real estate	0	0	0	0	0
Commercial real estate	2,238	1,327	561	2,194	222
Residential real estate	66	15	35	34	90
Home equity	80	88	185	360	265
Installment	54	68	29	47	21
Credit card	63	60	58	6	159
Total recoveries	2,611	1,851	971	2,821	1,169
Total net charge-offs	30	(192)	1,687	1,978	2,273
Ending allowance for credit losses	$141,591	$132,977	$124,096	$117,885	$124,130

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial and industrial	0.07%	0.01%	0.24%	0.08%	0.37%
Lease financing	0.02%	0.00%	0.00%	0.01%	0.34%
Construction real estate	0.00%	0.00%	0.00%	0.00%	0.00%
Commercial real estate	(0.22)%	(0.11)%	(0.06)%	0.12%	(0.02)%
Residential real estate	(0.02)%	0.02%	0.03%	(0.01)%	(0.03)%
Home equity	0.01%	(0.01)%	(0.08)%	(0.19)%	(0.14)%
Installment	2.89%	1.24%	0.64%	0.90%	0.50%
Credit card	1.12%	1.07%	1.29%	1.50%	0.67%
Total net charge-offs	0.00%	(0.01)%	0.07%	0.08%	0.10%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial and industrial	$13,971	$8,242	$8,719	$11,675	$14,390
Lease financing	175	178	199	217	249
Construction real estate	0	0	0	0	0
Commercial real estate	5,362	5,786	13,435	14,650	19,843
Residential real estate	11,129	10,691	10,250	8,879	7,432
Home equity	3,399	3,123	3,445	3,331	3,377
Installment	544	603	279	170	163
Nonaccrual loans	34,580	28,623	36,327	38,922	45,454
Accruing troubled debt restructurings (TDRs) (2)	N/A	10,960	11,022	11,225	8,055
Total nonperforming loans (2)	34,580	39,583	47,349	50,147	53,509
Other real estate owned (OREO)	191	191	22	22	72
Total nonperforming assets (2)	34,771	39,774	47,371	50,169	53,581
Accruing loans past due 90 days or more	159	857	139	142	180
Total underperforming assets (2)	$34,930	$40,631	$47,510	$50,311	$53,761
Total classified assets (2)	$158,984	$128,137	$114,956	$119,769	$106,839

CREDIT QUALITY RATIOS
Allowance for credit losses to
Nonaccrual loans	409.46%	464.58%	341.61%	302.87%	273.09%
Nonperforming loans	409.46%	335.94%	262.09%	235.08%	231.98%
Total ending loans	1.36%	1.29%	1.27%	1.25%	1.34%
Nonperforming loans to total loans	0.33%	0.38%	0.48%	0.53%	0.58%
Nonaccrual loans to total loans	0.33%	0.28%	0.37%	0.41%	0.49%
Nonperforming assets to
Ending loans, plus OREO	0.33%	0.39%	0.48%	0.53%	0.58%
Total assets	0.21%	0.23%	0.28%	0.31%	0.33%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	0.33%	0.28%	0.37%	0.41%	0.49%
Total assets	0.21%	0.17%	0.22%	0.24%	0.28%
Classified assets to total assets	0.94%	0.75%	0.69%	0.74%	0.67%

(1) Nonaccrual loans include nonaccrual TDRs of $10.0 million, $12.8 million, $9.5 million, and $16.2 million, as of December 31, 2022, September 30, 2022, June 30, 2022, and March 31, 2022, respectively.

(2) Upon adoption of ASU 2022-02 as of January 1, 2023, the TDR model was eliminated. Prospectively, disclosures will include modifcations of loans to borrowers experiencing financial difficulty (FDM). FDMs are excluded from nonperforming, underperforming and classified assets.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	June 30,	Mar. 31,
	2023	2022	2022	2022	2022
PER COMMON SHARE
Market Price
High	$26.24	$26.68	$23.75	$23.03	$26.73
Low	$21.30	$21.56	$19.02	$19.09	$22.92
Close	$21.77	$24.23	$21.08	$19.40	$23.05

Average shares outstanding - basic	93,732,532	93,590,674	93,582,250	93,555,131	93,383,932
Average shares outstanding - diluted	94,960,158	94,831,788	94,793,766	94,449,817	94,263,925
Ending shares outstanding	95,190,406	94,891,099	94,833,964	94,448,792	94,451,496

Total shareholders' equity	$2,121,496	$2,041,373	$1,994,132	$2,068,670	$2,137,445

REGULATORY CAPITAL	Preliminary
Common equity tier 1 capital	$1,432,332	$1,399,420	$1,348,413	$1,307,259	$1,272,115
Common equity tier 1 capital ratio	11.00%	10.83%	10.82%	10.91%	10.87%
Tier 1 capital	$1,476,734	$1,443,698	$1,392,565	$1,351,287	$1,316,020
Tier 1 ratio	11.34%	11.17%	11.17%	11.28%	11.24%
Total capital	$1,778,917	$1,762,971	$1,711,741	$1,670,367	$1,635,003
Total capital ratio	13.66%	13.64%	13.73%	13.94%	13.97%
Total capital in excess of minimum requirement	$411,234	$406,032	$402,662	$412,167	$405,931
Total risk-weighted assets	$13,025,552	$12,923,233	$12,467,422	$11,982,860	$11,705,447
Leverage ratio	9.03%	8.89%	8.88%	8.76%	8.64%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	12.53%	12.01%	12.00%	12.74%	13.35%
Ending tangible shareholders' equity to ending tangible assets (1)	6.47%	5.95%	5.79%	6.40%	6.95%
Average shareholders' equity to average assets	12.29%	11.98%	12.75%	12.97%	13.75%
Average tangible shareholders' equity to average tangible assets (1)	6.21%	5.84%	6.49%	6.62%	7.44%

REPURCHASE PROGRAM (2)
Shares repurchased	0	0	0	0	0
Average share repurchase price	N/A	N/A	N/A	N/A	N/A
Total cost of shares repurchased	N/A	N/A	N/A	N/A	N/A

(1) Non-GAAP measure. For details on the calculation of these non-GAAP financial measures and a reconciliation to the GAAP financial measure, see the sections titled “Use of Non-GAAP Financial Measures” in this release and “Appendix: Non-GAAP to GAAP Reconciliation” in the accompanying slide presentation.

(2) Represents share repurchases as part of publicly announced plans.

N/A = Not applicable